INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-53529 of Genovese Drug Stores, Inc. on Form S-8 of our report dated June 12, 1995 appearing in the Annual Report on Form 11-K of the Genovese Drug Stores, Inc. Retirement and Savings Plan for the year ended December 31, 1994.


s/Deloitte & Touche, L.L.P.


Jericho, New York
June 23, 1995.